Exhibit 99.1

Pernix Therapeutics Announces Launch of Authorized
Generic Version of Treximet® by Company's
Subsidiary, Macoven Pharmaceuticals

MORRISTOWN, N.J. - February 16, 2018 - Pernix Therapeutics Holdings, Inc. (NASDAQ: PTX), a specialty pharmaceutical company, today announced the launch of an authorized generic version of Treximet® (sumatriptan/naproxen sodium) in the U.S. by the Company's subsidiary, Macoven Pharmaceuticals, LLC. Treximet is a prescription medicine that contains sumatriptan and naproxen sodium (a NSAID) and is indicated for the treatment of acute migraine headaches with or without aura in patients 12 years of age and older.

"The availability of both a branded and authorized generic version of Treximet demonstrates that Pernix continues to view Treximet as an important part of its business," said John Sedor, Pernix's Chairman and Chief Executive Officer. "Through our launch of an authorized generic version of Treximet, Pernix is providing patients and providers with access to a lower-cost treatment for acute migraine headaches."

Despite the launch of an authorized generic, Pernix expects a significant decrease in the sales of Treximet in 2018.

Important Safety Information

TREXIMET® may increase your chance of a heart attack or stroke that can lead to death. Your chance of a heart attack or stroke increases with longer use of non-steroidal anti-inflamatory drugs (NSAIDs) or if you have heart disease or risk factors for heart disease.

Serious allergic or skin reactions, or stomach and intestine problems such as bleeding and ulcers, can occur without warning and may cause death. Risk of stomach and intestinal problems increases in the elderly.

Do not take TREXIMET® if you have heart problems, history of heart problems, or right before or after heart bypass surgery; had a stroke, TIAs, or problems with your blood circulation; hemiplegic migraines or basilar migraines; narrowing of blood vessels to your legs and arms, stomach, or kidneys; uncontrolled high blood pressure; an allergy to aspirin, NSAIDs, sumatriptan or any of the ingredients in TREXIMET®; taken any medicines in the last 24 hours that are triptans or contain ergotamine; taken an MAOI antidepressant within the last 2 weeks; during third trimester of pregnancy; or liver problems. TREXIMET® should never be used if you have ever had a heart surgery called a coronary artery bypass graft (CABG).

Before you take TREXIMET®, tell your healthcare provider about all of your medical conditions including if you have risk factors for heart disease like high blood pressure, high cholesterol, diabetes, smoking, obesity, and heart problems or a family history of heart problems or stroke; kidney problems; liver problems; history of epilepsy or seizures; are pregnant, think you might be pregnant, or are trying to become pregnant; are breastfeeding or plan to breastfeed. Tell your healthcare provider about all the medicines you take, including prescription and over-the-counter medicines, vitamins, and herbal supplements. Serotonin syndrome is a rare but serious problem that can happen in people using TREXIMET®, especially if used with antidepressants called SSRIs or SNRIs.

The most common side effects of TREXIMET® include: dizziness; feeling weak, drowsy, or tired; pain, discomfort, or stiffness in your neck, throat, jaw, or chest; nausea; tingling or numbness in your fingers or toes; heartburn; dry mouth; feeling hot; heartbeat problems; and muscle tightness.

For more information, please see the complete Prescribing Information, including BOXED WARNINGS, and the Medication Guide at www.treximet.com.

You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch, or call 1-800-FDA-1088.

About Pernix Therapeutics

Pernix Therapeutics is a specialty pharmaceutical business with a focus on acquiring, developing and commercializing prescription drugs primarily for the U.S. market.  The Company is currently focused on the therapeutic areas of Pain and Neurology, and has an interest in expanding into additional specialty segments.  The Company promotes its branded products to physicians through its internal sales force and markets its generic portfolio through its wholly owned subsidiaries, Macoven Pharmaceuticals, LLC and Cypress Pharmaceutical, Inc.

To learn more about Pernix Therapeutics, visit www.pernixtx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" or similar expressions are forward-looking statements. These statements reflect the Company's current views, expectations and beliefs concerning future events. In addition, any statements related to Pernix's future strategy and plans with respect to its intellectual property portfolio and other statements related to the outcome of pending litigation, settlement discussions or other adverse proceedings contained herein are forward-looking statements. Such plans, expectations and statements are as to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company and are subject to significant business, financial, economic, operating, competitive, litigation and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements included herein. The inclusion of forward-looking statements should not be regarded as a representation by Pernix that any of its plans will be achieved. Investors should note that many factors, including the risks and uncertainties inherent in the outcome of pending litigation and settlement proceedings, as more fully described in Pernix's filings with the Securities and Exchange Commission (SEC) (including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2016, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 and subsequent filings with the SEC), could affect the Company's future financial results and could cause actual results to differ materially from those expressed in forward-looking statements, such as those contained in this press release. The forward-looking statements in this press release are qualified by risk factors identified by the Company. These risk factors, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

CONTACT
 Investor Relations
Bob Yedid
LifeSci Advisors, LLC
Bob@LifeSciAdvisors.com